UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2012

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[_]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of IntraLinks Holdings, Inc. (the “Company”) approved the amendment and restatement of the IntraLinks Holdings, Inc. 2010 Equity Incentive Plan (the “Amended 2010 Plan”).

The maximum number of shares reserved for issuance under the Amended 2010 Plan is the sum of 7,814,330 (an increase of 4,500,000 shares) and shares that are forfeited or canceled under the Company’s 2007 Stock Option and Grant Plan and 2007 Restricted Preferred Stock Plan. The grant of a full value award (i.e., an award other than an option or a stock appreciation right) will be deemed, for purposes of determining the number of shares available under the Amended 2010 Plan, as an award of 1.23 shares for each share actually subject to the award. The grant of an option or stock appreciation right will be deemed, for purposes of determining the number of shares available under the Amended 2010 Plan, as an award of one share for each share subject to the option or stock appreciation right. This same treatment will apply for determining the number of forfeited or cancelled shares returned to reserve status. If the Company’s capital structure changes, because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar event, the number of shares that can be issued under the Amended 2010 Plan will be appropriately adjusted. The following types of awards may be issued under the Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; (v) unrestricted stock; (vi) cash-based awards; (vii) performance shares; and (viii) dividend equivalent rights.

A detailed summary of the material features of the Amended 2010 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 4, 2012. That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended 2010 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on July 19, 2012. A total of 48,488,490 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 88.4% of the total outstanding eligible votes. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

1. The Company’s stockholders re-elected each of the following three (3) Class II members to the Board of Directors of the Company to hold office until the 2015 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Habib Kairouz	42,389,113	1,019,653	5,079,724
Robert C. McBride	40,419,902	2,988,864	5,079,724
Patrick J. Wack, Jr.	41,992,411	1,416,355	5,079,724

2. The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	ABSTAIN	AGAINST	BROKER NON-VOTES
42,486,676	64,813	857,277	5,079,724

3. The Company’s stockholders approved the Amended 2010 Plan.

FOR	ABSTAIN	AGAINST	BROKER NON-VOTES
41,763,959	8,019	1,636,788	5,079,724

4. The Company’s stockholders ratified the selection of PricewaterhouseCoopers, LLC, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2012.

FOR	ABSTAIN	AGAINST
48,369,252	15,043	104,195

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Amended and Restated IntraLinks Holdings, Inc. 2010 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2012

INTRALINKS HOLDINGS, INC.

By:	/s/Anthony Plesner
Anthony Plesner
Chief Financial Officer